Exhibit 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
 PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. 1350

Each of the undersigned, the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Gerber Scientific, Inc., hereby certifies that, on the date hereof:

(i)      The Quarterly Report on Form 10-Q of Gerber Scientific, Inc. for the fiscal quarter ended July 31, 2010 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)      Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gerber Scientific, Inc.

Date: September 1, 2010	/s/ Marc T. Giles
Marc T. Giles President and Chief Executive Officer

Date: September 1, 2010	/s/ Michael R. Elia
Michael R. Elia Executive Vice President and Chief Financial Officer